EXHIBIT 23.1

                              CONSENT OF REGISTERED
                             PUBLIC ACCOUNTING FIRM

iCAD, Inc.
Nashua, New Hampshire

      We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated February 27, 2004 relating to the consolidated financial statements and schedule of iCAD, Inc. appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 2003.

      We also consent to the reference to us under the caption "Experts" in the Prospectus.


                                                  /s/ BDO SEIDMAN, LLP

                                                  BDO SEIDMAN, LLP

Boston, Massachusetts
January 3, 2005